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EXHIBIT 23.2


                                February 6, 2003



Mobilepro Corp.
3204 Tower Oaks Blvd, Suite 350
Rockville, MD 20852

Ladies and Gentlemen:

This letter shall serve as formal notice that we have received your Form 10-KSB/A, Annual Report for the period ended March 31, 2002, to be filed with the Securities and Exchange Commission. Upon review of the filing information as it relates to our audit of the financial statements as of March 31, 2001, under our report dated July 20, 2001, we consent to the incorporation of our report in such filing.


                              Very  truly  yours,


                              MANTYLA  McREYNOLDS


                                      -64-

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